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                                                                      Exhibit 10

                       CONSENT OF INDEPENDENT ACCOUNTANTS

To Board of Directors of
Kemper Investors Life Insurance Company and
Contract Owners of KILICO Individual and Group Variable and Market Value Adjusted Deferred Annuity Contracts

We consent to the inclusion in this registration statement on the Form N-4 (File Nos. 333-32840 and 811-3199) of our report dated February 24, 2000, on our audit of the financial statements of Kemper Investors Life Insurance Company's KILICO Variable Annuity Separate Account and to the reference to our firm under the caption "Experts".

                                                      PricewaterhouseCoopers LLP

Chicago, Illinois
June 16, 2000
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                       CONSENT OF INDEPENDENT ACCOUNTANTS




To Board of Directors of
Kemper Investors Life Insurance Company and
Contract Owners of KILICO Individual and Group Variable and Market Value Adjusted Deferred Annuity Contracts

We consent to the inclusion in this registration statement on the Form N-4 (File Nos. 333-32840 and 811-3199) of our report dated March 17, 2000, on our audit of the consolidated financial statements of Kemper Investors Life Insurance Company and to the reference to our firm under the caption "Experts".


                                                      PricewaterhouseCoopers LLP



Chicago, Illinois
June 16, 2000